                                                                       EXHIBIT 5

                              EUGENE W. LANDY, ESQ.
                             Juniper Business Plaza
                                    Suite 3-C
                               3499 Route 9 North
                           Freehold, New Jersey 07728
                                  732-577-9996

                                  July 14, 2003

Monmouth Real Estate Investment Corporation
Juniper Business Plaza
Suite 3-C
3499 Route 9 North
Freehold, New Jersey 07728

Gentlemen:

          I have acted as counsel to Monmouth Real Estate Investment Corporation
(the "Corporation") in connection with the Registration Statement of the
Corporation on Form S- 3 (the "Registration Statement"), under the Securities
Act of 1933, as amended, for the registration of 2,000,000 Shares of Common
Stock, $.0l par value, of the Corporation (the "Shares"). The Shares are to be
issued under and pursuant to the provisions of the Corporation's Dividend
Reinvestment and Stock Purchase Plan (the "Plan"). Except as otherwise defined herein, capitalized terms herein are used herein as defined in the Registration
Statement.

         For purposes of our opinion, I have examined and relied upon:

         (a) A copy of the Articles of Incorporation of the Corporation, as amended to date (the "Articles of Incorporation");

         (b) A copy of resolutions adopted by the Board of Directors of the
Corporation at a meeting held on March 14, 2002, authorizing the issuance and sale of the Shares pursuant to the Plan and related matters, certified by the
Assistant Secretary of the Corporation; and

          (c) The Registration Statement, including the Plan.

          Based on the foregoing and subject to the qualifications stated in the penultimate paragraph of this opinion, it is my opinion:

         (1) The Corporation has been duly established and is existing under its
Articles of Incorporation as an incorporated Maryland corporation and has made all filings required to be made under Maryland law.

         (2) The Shares have been duly authorized and reserved for issuance and, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and nonassessable by the Corporation.

         I hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement.

                                            Very truly yours,

                                            /s/Eugene W. Landy

                                               Eugene W. Landy

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